UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	February 16, 2006

NYFIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21324	06-1344888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Ludlow Street, Stamford, Connecticut 06902
(Address of principal executive offices)

Registrant’s telephone number, including area code:	203-425-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A is filed solely to correct the disclosure set forth in the first paragraph of Item 1.01 to the Current Report on Form 8-K of NYFIX, Inc. (the “Company”) filed on February 24, 2006 (the "Initial Filing"). Item 1.01 to the Initial Filing inadvertently understated the amount of the cash bonus for Mr. Gasser approved by the Board of Directors of the Company on February 16, 2006. The other items and exhibits to the Initial Filing remain unchanged and are not amended hereby.

Item 1.01.   Entry into a Material Definitive Agreement.

On February 16, 2006, the Board of Directors of NYFIX, Inc. (the “Company”) approved, on the recommendation of the Compensation Committee of the Board, a cash bonus for Robert C. Gasser, President and CEO of the Company, of $250,000.

On February 23, 2006, the Company executed Amendment No. 1 to the Executive Agreement dated January 1, 2005 with Jay D. Shaffer, Executive Vice President - Administration (the “Amended Shaffer Agreement”). The Amended Shaffer Agreement has a term until June 30, 2006. The Company or Mr. Shaffer may terminate the Amended Shaffer Agreement as set forth in that agreement. Mr. Shaffer will receive a severance equal to three months of his base salary if the agreement expires by its terms on June 30, 2006. If the Company terminates Mr. Shaffer’s employment without Cause or Mr. Shaffer terminates his employment With Good Reason (both as defined in the Amended Shaffer Agreement), Mr. Shaffer will receive as severance his base salary through June 30, 2006 plus an amount equal to 3 months of his base salary. Mr. Shaffer will also receive continuation of medical and dental benefits paid by the Company for up to three months after termination, and in certain circumstances for a longer period of time, all as set forth in the Amended Shaffer Agreement. The Amended Shaffer Agreement is attached hereto and incorporated herein as Exhibit 10.1.

On February 23, 2006, the Company executed a Severance Agreement and General Release. effective February 17, 2006, with Keith R. Jamaitis (the “Jamaitis Agreement”), a former executive officer of the Company who left the Company effective December 31, 2005. Pursuant to the Jamaitis Agreement, the Company is paying Mr. Jamaitis severance pay equal to 32 weeks of his base salary and is paying for 32 weeks of continued medical and dental coverage for Mr. Jamaitis and his family. The Jamaitis Agreement includes certain non-compete and non-solicitation obligations on the part of Mr. Jamaitis and mutual general releases provided by the Company and Mr. Jamaitis, all as set forth in the Jamatis Agreement. The Jamaitis Agreement is attached hereto and incorporated herein as Exhibit 10.2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYFIX, INC.
By:	/s/ Brian Bellardo
Name: Brian Bellardo Title: Secretary

Dated:  February 27, 2006